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                                                                    EXHIBIT 23.1

           CONSENT OF COOPERS & LYBRAND, LLP, INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of General Surgical Innovations, Inc. on Form S-8 (File No. 333-10305) of our report dated July 29, 1997, except for Note 14, as to which the date is September 29, 1997, on our audits of the consolidated financial statements and financial statement schedule of General Surgical Innovations, Inc. as of June 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995 which report is included in this Annual Report on Form 10-K for the year ended June 30, 1997.

                                          COOPERS & LYBRAND

San Jose, California
September 29, 1997